Exhibit 4.2.10

Ninth Supplemental Indenture
NINTH SUPPLEMENTAL INDENTURE, dated as of December 29, 2015 (this “Supplemental Indenture”), among Rental Car Group Company, LLC (the “Subsidiary Guarantor”), The Hertz Corporation, a corporation duly organized and existing under the laws of the State of Delaware (together with its respective successors and assigns, the “Company”), Hertz Car Sales LLC, Hertz Claim Management Corporation, HCM Marketing Corporation, Hertz Entertainment Services Corporation, Hertz Equipment Rental Corporation, Hertz Local Edition Corp., Hertz Local Edition Transporting, Inc., Hertz Global Services Corporation, Hertz System, Inc., Hertz Technologies, Inc., Hertz Transporting, Inc., Smartz Vehicle Rental Corporation, Donlen Corporation, Cinelease Holdings, Inc., Cinelease, Inc., Cinelease, LLC, Dollar Thrifty Automotive Group, Inc., DTG Operations, Inc., Dollar Rent A Car, Inc., Thrifty, Inc., DTG Supply, Inc., Thrifty Car Sales, Inc., Thrifty Rent-A-Car System, Inc., TRAC Asia Pacific, Inc., Thrifty Insurance Agency, Inc. and Firefly Rent A Car LLC (collectively, the “Existing Guarantors”), and Wells Fargo Bank, National Association, as Trustee under the Indenture referred to below.
W I T N E S S E T H:
WHEREAS, the Company, the Existing Guarantors and the Trustee have heretofore become parties to an Indenture, dated as of December 20, 2010 (as amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of the 7.375% Senior Notes due 2021 of the Company (the “Notes”);
WHEREAS, Section 1308 of the Indenture provides that the Company is required to cause the Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the Subsidiary Guarantor shall Guarantee the Company’s Subsidiary Guaranteed Obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and in Article XIII of the Indenture;
WHEREAS, the Subsidiary Guarantor desires to enter into this Supplemental Indenture for good and valuable consideration, including substantial economic benefit in that the financial performance and condition of such Subsidiary Guarantor is dependent on the financial performance and condition of the Company, the obligations hereunder of which such Subsidiary Guarantor has guaranteed, and on such Subsidiary Guarantor’s access to working capital through the Company’s access to revolving credit borrowings under the Senior Credit Agreements; and
WHEREAS, pursuant to Section 901 of the Indenture, the parties hereto are authorized to execute and deliver this Supplemental Indenture to amend the Indenture, without the consent of any Holder;
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Subsidiary Guarantor, the Company, the Existing Guarantors and the Trustee mutually covenant and agree for the benefit of the Holders of the Notes as follows:

1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.
2. Agreement to Guarantee. The Subsidiary Guarantor hereby agrees, jointly and severally with any other Subsidiary Guarantors and the Existing Guarantors and fully and unconditionally, to guarantee the Subsidiary Guaranteed Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article XIII of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Subsidiary Guarantor.
3. Termination, Release and Discharge. The Subsidiary Guarantor’s Subsidiary Guarantee shall terminate and be of no further force or effect, and the Subsidiary Guarantor shall be released and discharged from all obligations in respect of such Subsidiary Guarantee, as and when provided in Section 1303 of the Indenture.
4. Parties. Nothing in this Supplemental Indenture is intended or shall be construed to give any Person, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of the Subsidiary Guarantor’s Subsidiary Guarantee or any provision contained herein or in Article XIII of the Indenture.
5. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE TRUSTEE, THE COMPANY, ANY OTHER OBLIGOR IN RESPECT OF THE NOTES AND (BY THEIR ACCEPTANCE OF THE NOTES) THE HOLDERS AGREE TO SUBMIT TO THE JURISDICTION OF ANY UNITED STATES FEDERAL OR STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE.
6. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or as to the accuracy of the recitals to this Supplemental Indenture.
7. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

8. Headings. The Section headings herein are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
RENTAL CAR GROUP COMPANY, LLC, as Subsidiary Guarantor

By: /s/ R. Scott Massengill
Name:    R. Scott Massengill
Title:     Vice President and Treasurer

THE HERTZ CORPORATION, as Issuer

By: /s/ R. Scott Massengill
Name:    R. Scott Massengill
Title:     Senior Vice President and Treasurer

DOLLAR RENT A CAR, INC.
DOLLAR THRIFTY AUTOMOTIVE GROUP, INC.
DTG SUPPLY, INC.
CINELEASE HOLDINGS, INC.
CINELEASE, INC.
CINELEASE, LLC
FIREFLY RENT A CAR LLC
HCM MARKETING CORPORATION
HERTZ CAR SALES, LLC
HERTZ CLAIM MANAGEMENT CORPORATION
HERTZ ENTERTAINMENT SERVICES CORPORATION
HERTZ GLOBAL SERVICES CORPORATION
HERTZ LOCAL EDITION CORP.
HERTZ LOCAL EDITION TRANSPORTING, INC.
HERTZ SYSTEM, INC.
HERTZ TECHNOLOGIES, INC.
HERTZ TRANSPORTING, INC.
SMARTZ VEHICLE RENTAL CORPORATION
THRIFTY CAR SALES, INC.
THRIFTY, INC.
THRIFTY INSURANCE AGENCY, INC.
THRIFTY RENT-A-CAR SYSTEM, INC.
TRAC ASIA PACIFIC, INC., each as an Existing Guarantor

By: /s/ R. Scott Massengill
Name:    R. Scott Massengill
Title:     Treasurer

[Signature Page to the 7.375% Senior Notes Supplemental Indenture]

[Signature Page to the 7.375% Senior Notes Supplemental Indenture]

DONLEN CORPORATION, as an Existing Guarantor

By: /s/ R. Scott Massengill
Name:    R. Scott Massengill
Title:     Vice President and Assistant Treasurer

DTG OPERATIONS, INC., as an Existing Guarantor

By: /s/ R. Scott Massengill
Name:    R. Scott Massengill
Title:     Vice President and Treasurer

HERTZ EQUIPMENT RENTAL CORPORATION, as an Existing Guarantor

By: /s/ R. Scott Massengill
Name:    R. Scott Massengill
Title:     Senior Vice President and Treasurer

[Signature Page to the 7.375% Senior Notes Supplemental Indenture]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By: /s/ Yana Kislenko
Name:    Yana Kislenko
Title:     Vice President

[Signature Page to the 7.375% Senior Notes Supplemental Indenture]